UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 15, 2011

WORKSTREAM INC.

(Exact Name of Registrant as Specified in Charter)

CANADA	001-15503	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

485 N. KELLER ROAD, SUITE 500, MAITLAND, FL 32751

(Address of Principal Executive Offices) (Zip Code)

(407) 475-5500

  (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On August 15, 2011, Workstream Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with CCM Master Qualified Fund, Ltd. (the “Investor”) pursuant to which the Company consummated a private placement of 147,841 shares of its Class A, Series B Convertible Preferred Shares (the “Series B Shares”) to the Investor for $443,521.74, which was paid by the Investor to the Company at closing by delivering to the Company its Senior Secured Note dated as of August 13, 2010 in the original principal amount of $750,000, following which the Senior Secured Note was deemed satisfied in full and cancelled and of no further force and effect.  Among other things, the Purchase Agreement provides that the Company will submit to a vote of its shareholders at its next regularly scheduled annual meeting or special meeting approval of resolutions amending and restating the Articles of Amendment to the Company’s Articles of Incorporation to provide the Investor with board nomination rights until such time as the Investor holds fewer than half the Series B Shares issued to it in the private placement.  The Investor will be required to nominate a “resident Canadian” (as such term is defined under the Canada Business Corporations Act) as its nominee in the event that the Company is, at the time of such nomination, in breach of the Canadian directorship requirements set forth under the Canada Business Corporations Act.  The issuance of the Series B Shares in the private placement was deemed to be exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.  The Company did not receive any cash proceeds in connection with the above-described transaction.

The Company and the Investor also entered into an Amendment to Third Amended and Restated Registration Rights Agreement (the “Registration Rights Amendment”) pursuant to which the existing Registration Rights Agreement between the Company and the Investor was amended to include as “Registrable Securities” (as defined in the Registration Rights Amendment) the common shares underlying the Series B Shares issued to the Investor in the private placement.

A copy of the Purchase Agreement is attached as Exhibit 10.1.  A copy of the Registration Rights Amendment is attached as Exhibit 4.1.  The descriptions of the Purchase Agreement and Registration Rights Amendment contained herein are qualified in their entirety by reference to the documents attached hereto.

Item 3.02.  Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 “Entry into Material Agreement” is incorporated herein by reference.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

The information set forth under Item 1.01 “Entry into Material Agreement” is incorporated herein by reference.

As provided in the Purchase Agreement, in connection with the consummation of the private placement the Board of Directors appointed Colin W. Houghton to serve as a member of the Board of Directors, filling an existing vacancy on the Board.

Mr.  Houghton, age 54, is currently a Principal with HCMSD.com, a business and technical consulting firm with a strategic focus on software and services.  From 2009 until 2010, Mr. Houghton was Senior Product Architect at GeoMetric, Inc., a learning management system provider.  Prior to joining GeoMetric, Mr. Houghton served as the Company’s Senior Director of Development from 2005 until 2008.  From 2002 until 2005, Mr. Houghton served as Chief Information Officer of Exxceed Inc., a provider of talent management solutions, which was acquired by the Company in 2005.  From 1995 until 2001, Mr. Houghton served as President and Chief Executive Officer, and was a founder of, SkillScape, Inc., a provider of web-based competency management systems.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

4.1	Amendment to Third Amended and Restated Registration Rights Agreement dated August 15, 2011 between the Company and the Investor.

10.1	Securities Purchase Agreement dated August 15, 2011 between the Company and the Investor.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORKSTREAM INC.

Dated: August 17, 2011	By:	/s/ John Long
Name: John Long Title: Chief Executive Officer